Exhibit 23

Consent of Independent Certified Public Accountants


Neogen Corporation
Lansing, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement (Form S-8) of our reports dated July 16, 1999, relating to the consolidated financial statements and schedule of Neogen Corporation and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 1999.





                                                             BDO SEIDMAN, LLP

Troy, Michigan
August 27, 1999






Report of Independent Certified Public Accountants



The audits referred to in our report dated July 16, 1999 relating to the consolidated financial statements of Neogen Corporation, which is contained in Item 8 of this Form 10-K included the audit of the financial statement schedule listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based upon our audits.

In our opinion, such financial statement schedule presents fairly, in all material respects, the information set forth therein.



                                                             BDO Seidman, LLP

Troy, Michigan
July 16, 1999